Exhibit 99.1

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with Amendment No. 1 to the Annual Report on Form 10-K of NTL Communications Corp. (the “Company”) for the year ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barclay Knapp, as Chief Executive Officer of the Company, and John F. Gregg, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/S/ BARCLAY KNAPP

Name: Barclay Knapp
Title: Chief Executive Officer
Date: October 15, 2002

/S/ JOHN F. GREGG

Name: John F. Gregg
Title: Chief Financial Officer
Date: October 15, 2002

      This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.